Exhibit 99.1

Landcadia Holdings, Inc.

Consent of Director Nominee

I hereby consent to being named as a nominee for Director in the Registration Statement of Landcadia Holdings, Inc.

/s/ Mark Kelly
Mark Kelly

Dated: May 19, 2016